                                                            Exhibit 99(a)(1)(g)

March 1, 2004

[[First_Name]] [[Last_Name]]
[[Country]]

Dear [[First_Name]]:

Sotheby's is making a special one-time offer to all staff who hold stock option grants with exercise prices of $20 and higher. This envelope contains materials that explain this offer in detail.

Many of our outstanding options have exercise prices that are significantly higher than the current market price of the Company's common stock. We believe it is important to create a renewed opportunity for you to realize future benefit from your existing stock options.

In your package, you will see a green personalized statement of your option grants. The grants in section one on the top of the page are those which are eligible for this offer - all grants with exercise prices of $20 and higher. You have 100 options eligible for the exchange.

Because you have 10,000 or less of these eligible options, you may choose to exchange them for cash. (Employees with more than 10,000 options may only receive restricted stock, not cash, in the exchange.) Your choice is to either exchange ALL of the eligible options or NONE of the eligible options. Your eligible options are converted into a cash amount based on the exchange factor formula detailed in the attached materials. Any cash payment of less than US$200 will be automatically rounded up to US$200. Therefore, if you choose to participate in the exchange, you will receive US$200. We hope to process the cash payments by the end of April. These payments will be subject to local income tax withholding.

The multi-page document in your package is the TENDER OFFER. The tender offer document is the detailed legal description of this offer. I suggest you begin by reading the question and answer section (called Summary Term Sheet) before reviewing the entire tender offer document. A copy of the 1997 Sotheby's Stock Option Plan is also included in this document for your reference. Although this document contains additional information about the tax consequences of the exchange offer, Sotheby's cannot give tax advice. Please check with your tax advisor or accountant for a specific understanding of the local tax requirements that would apply in your individual situation.

The rules concerning what the Company can say about this offer are very clear. No one in the Company can give you any advice as to whether you should or should not exchange your stock options. However, we have developed a site on the Sotheby's Intranet (http://intranet.ny.sothebys.com/stockoptions/index.php) where you can access information that may be helpful in making your decision. From the menu on the right side of the home page, you can access:

     1.   A duplicate copy of Questions and Answers from the tender offer;

     2. An Online Calculator and a chart of Sotheby's historic stock price that may be useful in making your decision;

     3. The Election Form which should be completed regardless of your decision whether or not to participate in the exchange Offer, and can be emailed directly from the site.

If you have questions about your personal option statement, please call or e-mail Lori Coleman in the New York office [[lori.coleman@sothebys.com; 212.894.2027]]. All other questions should be addressed to [[Contact]] who will be your contact person.

We would prefer that you email your decision. A copy of the ELECTION FORM that must be used to confirm your decision is included in this package and on the Intranet site. If for any reason, you would prefer to submit your decision by hand, please complete the ELECTION FORM in your package and HAND DELIVER it to [[Contact]]. DO NOT FAX OR PUT THE ELECTION FORM IN INTERCOMPANY MAIL OR ANY PUBLIC MAIL.

This offer expires Wednesday, March 31, 2004 at 5:30 pm New York time. Please do not wait until the last minute to consider your alternatives and make your decision. I hope you will reference the materials in your package as well as the information on the Intranet to help you make your decision. [[Contact]] will be inviting you to a meeting where this offer will be explained and questions may be addressed. I urge you to attend.

Sincerely,


Susan Alexander
---------------------------------
Susan Alexander
Senior Vice President
Worldwide Head of Human Resources

March 1, 2004

[[First_Name]] [[Last_Name]]
[[Country]]

Dear [[First_Name]]:

Sotheby's is making a special one-time offer to all staff who hold stock option grants with exercise prices of $20 and higher. This envelope contains materials that explain this offer in detail.

Many of our outstanding options have exercise prices that are significantly higher than the current market price of the Company's common stock. We believe it is important to create a renewed opportunity for you to realize future benefit from your existing stock options.

In your package, you will see a green personalized statement of your option grants. The grants in section one on the top of the page are those which are eligible for this offer - all grants with exercise prices of $20 and higher. You have [[Tendered_Options]] options eligible for the exchange.

Because you have 10,000 or less of these eligible options, you may choose to exchange them for cash. (Employees with more than 10,000 options may only receive restricted stock, not cash, in the exchange.) Your choice is to either exchange ALL of the eligible options or NONE of the eligible options. Your eligible options are converted into a cash amount based on the exchange factor formula detailed in the attached materials. Therefore, if you choose to participate in the exchange, you would receive approximately US[[M_amount_at_14]] based on a current estimated price of US$14 per share.
We hope to process the cash payments by the end of April. These payments will be subject to local income tax withholding.

The multi-page document in your package is the TENDER OFFER. The tender offer document is the detailed legal description of this offer. I suggest you begin by reading the question and answer section (called Summary Term Sheet) before reviewing the entire tender offer document. A copy of the 1997 Sotheby's Stock Option Plan is also included in this document for your reference. Although this document contains additional information about the tax consequences of the exchange offer, Sotheby's cannot give tax advice. Please check with your tax advisor or accountant for a specific understanding of the local tax requirements that would apply in your individual situation.

The rules concerning what the Company can say about this offer are very clear. No one in the Company can give you any advice as to whether you should or should not exchange your stock options. However, we have developed a site on the Sotheby's Intranet (http://intranet.ny.sothebys.com/stockoptions/index.php) where you can access information that may be helpful in making your decision. From the menu on the right side of the home page, you can access:

     o    A duplicate copy of Questions and Answers from the tender offer;

     o An Online Calculator and a chart of Sotheby's historic stock price that may be useful in making your decision;

     o The Election Form which should be completed regardless of your decision whether or not to participate in the exchange Offer, and can be emailed directly from the site.

If you have questions about your personal option statement, please call or e-mail Lori Coleman in the New York office (lori.coleman@sothebys.com; 212.894.2027). All other questions should be addressed to [[Contact]] who will be your contact person.

We would prefer that you email your decision. A copy of the ELECTION FORM that must be used to confirm your decision is included in this package and on the Intranet site. If for any reason, you would prefer to submit your decision by hand, please complete the ELECTION FORM in your package and HAND DELIVER it to [[Contact]]. DO NOT FAX OR PUT THE ELECTION FORM IN INTERCOMPANY MAIL OR ANY PUBLIC MAIL.

This offer expires Wednesday, March 31, 2004 at 5:30 pm New York time. Please do not wait until the last minute to consider your alternatives and make your decision. I hope you will reference the materials in your package as well as the information on the Intranet to help you make your decision. [[Contact]] will be inviting you to a meeting where this offer will be explained and questions may be addressed. I urge you to attend.

Sincerely,


Susan Alexander
---------------------------------
Susan Alexander
Senior Vice President
Worldwide Head of Human Resources

March 1, 2004

[[First_Name]] [[Last_Name]]
[[Country]]

Dear [[First_Name]]:

Sotheby's is making a special one-time offer to all staff who hold stock option grants with exercise prices of $20 and higher. This envelope contains materials that explain this offer in detail.

Many of our outstanding options have exercise prices that are significantly higher than the current market price of the Company's common stock. We believe it is important to create a renewed opportunity for you to realize future benefit from your existing stock options.

In your package, you will see a green personalized statement of your option grants. The grants in section one on the top of the page are those which are eligible for this offer--all grants with exercise prices of $20 and higher. You have [[Tendered_Options]] options eligible for the exchange.

Because you have more than 10,000 of these eligible options, you may choose to exchange them for a Restricted Stock Entitlement. (Employees with 10,000 or less options may only receive cash, not restricted stock, in the exchange). Your choice is to either exchange ALL of the eligible options or NONE of the eligible options. An explanation of a Restricted Stock Entitlement is attached to this letter.

If you elect to participate in the Exchange, the number of shares of your Restricted Stock Entitlement is based on the following Exchange Factor.

Exercise Price Per Share   Options Exchanged   Restricted Stock Issued
------------------------   -----------------   -----------------------
      More than $30                11                     1
      $20 - $30                     4                     1

In other words, four options with the exercise prices between $20-$30 per share may be exchanged for 1 share of Restricted Stock Entitlement. Eleven options with exercise prices above $30 per share may be exchanged for 1 share of Restricted Stock Entitlement.

If you participate in the exchange, you will receive a Restricted Stock Entitlement for [[Rest_Stock]] shares, that will vest 25% per year over four years. Each year, when another portion of the shares vests, you will receive the actual shares of Sotheby's stock and will then owe taxes on that amount in accordance with your local tax requirements.

The multi-page document in your package is the TENDER OFFER. The tender offer document is the detailed legal description of this offer. I suggest you begin by reading the question and answer section (Summary Term Sheet) before reviewing the entire tender offer document. A copy of the 1997 Sotheby's Stock Option Plan and the Restricted Stock Plan are also included in this document for your reference. Although this document contains additional information about the tax consequences of the exchange offer, Sotheby's cannot give tax advice. Please check with your tax advisor or accountant for a specific understanding of the local tax requirements that would apply in your individual situation.

The rules concerning what the Company can say about this offer are very clear. No one in the Company can give you any advice as to whether you should or should not exchange your stock options. However, we have developed a site on the Sotheby's Intranet (http://intranet.ny.sothebys.com/stockoptions/index.php) where you can access information that may be helpful in making your decision. From the menu on the right side of the home page, you can access:

     o    A duplicate copy of Questions and Answers from the tender offer;

     o An Online Calculator and a chart of Sotheby's historic stock price that may be useful in making your decision;

     o The Election Form which should be completed regardless of your decision whether or not to participate in the Exchange Offer, and can be emailed directly from the site.

If you have questions about your personal option statement, please call or e-mail Lori Coleman in the New York office (lori.coleman@sothebys.com; 212.894.2027). All other questions should be addressed to [[Contact]] who will be your contact person.

We would prefer that you email your decision. A copy of the ELECTION FORM that must be used to confirm your decision is included in this package and on the Intranet site. If for any reason, you would prefer to submit your decision by hand, please complete the ELECTION FORM in your package and HAND DELIVER it to [[Contact]]. DO NOT FAX OR PUT THE ELECTION FORM IN INTERCOMPANY MAIL OR ANY PUBLIC MAIL.

This offer expires Wednesday, March 31, 2004 at 5:30 pm New York time. Please do not wait until the last minute to consider your alternatives and make your decision. I hope you will reference the materials in your package as well as the information on the Intranet to help you make your decision. [[Contact]] will be inviting you to a meeting where this offer will be explained and questions may be addressed. I urge you to attend.

Sincerely,


Susan Alexander
---------------------------------
Susan Alexander
Senior Vice President
Worldwide Head of Human Resources

A Note About Restricted Stock Entitlements

Non-US taxpayers will receive Restricted Stock Entitlements. These entitlements effectively allow you to receive the relevant number of shares of Sotheby's Class B Common Stock on the four year vesting schedule described in the attached Tender Offer and Restricted Stock Plan document. Each year upon vesting, you would receive 25% of the grant as actual shares of Sotheby's common stock on which you would be required to pay income tax. The Company would arrange for the tax withholding. Voting and dividend rights apply to all vested shares. If you terminate employment prior to a vesting date, you forfeit all unvested shares. All shares will be subject to the terms and conditions of the Restricted Stock Plan (attached).

Questions 4 & 5 in the Tender Offer (and on the Intranet) provide additional information about Restricted Stock. The Restricted Stock Plan Document (enclosed) contains detailed descriptions of all Plan features.

March 1, 2004

[[First_Name]] [[Last_Name]]
[[Country]]

Dear [[First_Name]]:

Sotheby's is making a special one-time offer to all staff who hold stock option grants with exercise prices of $20 and higher. This envelope contains materials that explain this offer in detail.

Many of our outstanding options have exercise prices that are significantly higher than the current market price of the Company's common stock. We believe it is important to create a renewed opportunity for you to realize future benefit from your existing stock options.

In your package, you will see a green personalized statement of your option grants. The grants in section one on the top of the page are those which are eligible for this offer--all grants with exercise prices of $20 and higher. You have [[Tendered_Options]] options eligible for the exchange.

Because you have more than 10,000 of these eligible options, you may choose to exchange them for restricted stock. (Employees with 10,000 or less options may only receive cash, not restricted stock, in the exchange). Your choice is to either exchange ALL of the eligible options or NONE of the eligible options. An explanation of restricted stock is attached to this letter.

If you elect to participate in the exchange, the number of shares of Restricted Stock you will receive is based on the following Exchange Factor.

Exercise Price Per Share   Options Exchanged   Restricted Stock Issued
------------------------   -----------------   -----------------------
      More than $30                11                     1
      $20 - $30                     4                     1

In other words, four options with exercise prices between $20-$30 per share may be exchanged for 1 share of restricted stock. Eleven options with exercise prices above $30 per share may be exchanged for 1 share of restricted stock.

If you participate in the exchange, you will receive [[Rest_Stock]] shares of Sotheby's stock that will vest 25% per year over four years. Each year, when another portion of the shares vests, you will own those shares and will owe taxes on that amount in accordance with your local tax requirements.

The multi-page document in your package is the TENDER OFFER. The tender offer document is the detailed legal description of this offer. I suggest you begin by reading the question and answer section (called Summary Term Sheet) before reviewing the entire tender offer document. A copy of the 1997 Sotheby's Stock Option Plan and the Restricted Stock Plan are also included in this document for your reference. Although this document contains additional information about the tax consequences of the exchange offer, Sotheby's cannot give tax advice. Please check with your tax advisor or accountant for a specific understanding of the local tax requirements that would apply in your individual situation.

The rules concerning what the Company can say about this offer are very clear. No one in the Company can give you any advice as to whether you should or should not exchange your stock options. However, we have developed a site on the Sotheby's Intranet (http://intranet.ny.sothebys.com/stockoptions/index.php) where you can access information that may be helpful in making your decision. From the menu on the right side of the home page, you can access:

     o    A duplicate copy of Questions and Answers from the tender offer;

     o An Online Calculator and a chart of Sotheby's historic stock price that may be useful in making your decision;

     o The Election Form which should be completed regardless of your decision whether or not to participate in the Exchange Offer, and can be emailed directly from the site.

If you have questions about your personal option statement, please call or e-mail Lori Coleman in the New York office (lori.coleman@sothebys.com; 212.894.2027). All other questions should be addressed to [[Contact]] who will be your contact person.

We would prefer that you email your decision. A copy of the ELECTION FORM that must be used to confirm your decision is included in this package and on the Intranet site. If for any reason, you would prefer to submit your decision by hand, please complete the ELECTION FORM in your package and HAND DELIVER it to [[Contact]]. DO NOT FAX OR PUT THE ELECTION FORM IN INTERCOMPANY MAIL OR ANY PUBLIC MAIL.

This offer expires Wednesday, March 31, 2004 at 5:30 pm New York time. Please do not wait until the last minute to consider your alternatives and make your decision. I hope you will reference the materials in your package as well as the information on the Intranet to help you make your decision. [[Contact]] will be inviting you to a meeting where this offer will be explained and questions may be addressed. I urge you to attend.

Sincerely,

Susan Alexander
Senior Vice President
Worldwide Head of Human Resources

A Note About Restricted Stock

The Restricted Stock referenced in this offer are actual shares of Sotheby's Class B Common Stock. These shares are "restricted" because they vest over four years and you are only eligible to receive 25% of the grant at the end of each year. US taxpayers are entitled to vote and receive dividends on all of their shares of restricted stock, whether or not they have yet vested. Upon vesting each year, you will owe income tax on the value of these vested shares (calculated at the closing price on the vesting date). The Company will arrange the required tax withholdings. If you terminate employment prior to a vesting date, you forfeit all unvested shares. All shares will be subject to the terms and conditions of the Restricted Stock Plan (attached).

Questions 4 & 5 in the Tender Offer (and on the Intranet) provide additional information about Restricted Stock. The Restricted Stock Plan Document (enclosed) contains detailed descriptions of all Plan features.